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                                                                    EXHIBIT 99.1
                                                                   Press Release


                                                         United Auto Group, Inc.
                                                         13400 Outer Drive West
                                                         Suite B36
                                                         Detroit, MI  48239



[UNITED AUTO LOGO]

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
Press Release

Contact: Roger Penske           Jim Davidson                    Tony Pordon
         Chairman               Executive VP - Finance          Vice President - Investor Relations
         313-592-5002           201-325-3303                    313-592-5266
                                jdavidson@unitedauto.com        Tony.pordon@unitedauto.com

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         UNITED AUTO REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS

                           PENSKE INCREASES INVESTMENT

          ------------------------------------------------------------

         REVENUES INCREASED 30.4% TO $1.6 BILLION IN THE FOURTH QUARTER
                   AND 27.4% TO $6.2 BILLION FOR THE FULL YEAR

                   NET INCOME INCREASED 84.4% TO $11.3 MILLION
                   ($0.32 PER SHARE) IN THE FOURTH QUARTER AND
                  49.0% TO $44.7 MILLION ($1.31 PER SHARE) FOR
                                  THE FULL YEAR

          ------------------------------------------------------------

            SAME STORE RETAIL REVENUES INCREASED 20.0% IN THE FOURTH
                       QUARTER AND 9.1% FOR THE FULL YEAR

          ------------------------------------------------------------


         DETROIT, MI, February 5, 2002 - United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced record results for fourth quarter and full year 2001. Fourth quarter revenues increased 30.4% to $1.6 billion versus $1.2 billion in 2000, and net income increased 84.4% to $11.3 million. Earnings per share were $0.32, an increase of 52.4% over the $0.21 reported in fourth quarter 2000. Earnings per share reflect a 21.9% increase in weighted average shares outstanding.
         For the full year, revenues increased 27.4% to $6.2 billion versus $4.9 billion in 2000 and net income increased 49.0% to $44.7 million. Earnings per share were $1.31, an increase of 28.4% over the $1.02 reported in 2000. Earnings per share reflect a 16.3% increase in weighted average shares outstanding. Full year 2000 net income includes an extraordinary loss of $4.0 million resulting from the retirement of debt in second quarter 2000.

         The Company also announced that on February 1, 2002, Penske Capital Partners exercised warrants to purchase 5,021,693 shares of the Company's common stock. The warrants were granted to Penske Capital Partners in 1999 as partial consideration for their original investment in the Company. The $62.5 million received by the Company is expected to fund future acquisitions.

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         Roger Penske, Chairman, said, "This was another record quarter for
UnitedAuto and is the eleventh consecutive quarter of same store unit and revenue growth since the Penske investment. Despite the effects of the slowdown in the U.S. economy, our business has continued to expand. Zero percent financing offered by the U.S. manufacturers contributed to a 17.2% increase in same store new retail unit sales from our domestic brands. We also achieved 26.5% same store new retail unit growth in our foreign portfolio. I am proud of the Company's achievements in 2001 and believe our focus on customer satisfaction will continue to drive expansion of our business in 2002 and beyond. As we move into 2002, our expectation is to earn at least $1.73 per share for the year, after the estimated impact of the new accounting standard affecting the amortization of goodwill and based upon our estimate of 39.0 million weighted average shares outstanding. On a quarterly basis, the $1.73 is expected to be earned as follows: Q1 - $0.29; Q2 - $0.53; Q3 - $0.53; Q4 - $0.38."
         Sam DiFeo Jr., President, added, "I am particularly pleased with our results for the fourth quarter. While the catalyst for our outstanding performance was new car sales, same store used retail unit sales increased 20.7%. In addition, finance and insurance revenue increased 28.6% on a same store basis. These excellent results from the retail sale of automobiles were supported by continued steady growth in our service and parts operations. Same store service and parts revenues increased 6.0% during the quarter, and reflect the results of our investments in capacity in this important aspect of our business."
         UnitedAuto, which pursues a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 127 franchises in 19 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services.
         UnitedAuto will host a conference call discussing financial results relating to fourth quarter and full year 2001 on Tuesday, February 5, 2002 at 2 P.M. Eastern time. Advance registration is not required. Participants must call
(800) 369-1911 (INTERNATIONAL, PLEASE CALL (712) 271-3820). Calls need to be made shortly before the call is to commence. Please provide the leader's name - ROGER PENSKE - as well as the code UAG4Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties, which could effect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                     -more-


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                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
            (Amounts In Thousands, Except Vehicle and Per Share Data)

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                                                                                  Fourth Quarter
                                                                             ------------------------------
                                                                                2001               2000
                                                                             ----------         ----------
New Vehicle Sales (a)                                                        $1,024,469         $  762,484
Used Vehicle Sales (b)                                                          369,250            292,736
Finance and Insurance                                                            64,838             48,044
Service and Parts                                                               156,164            134,636
                                                                             ----------         ----------
     Total Revenues                                                           1,614,721          1,237,900
Cost of Sales                                                                 1,395,448          1,061,449
                                                                             ----------         ----------
     Gross Profit (c)                                                           219,273            176,451
Selling, General & Administrative Expenses                                      181,973            143,495
                                                                             ----------         ----------
     Operating Income                                                            37,300             32,956
Floor Plan Interest Expense                                                     (8,983)           (12,723)
Other Interest Expense                                                          (7,551)            (9,803)
                                                                             ----------         ----------
     Income Before Minority Interests and Income
           Tax Provision                                                         20,766             10,430
Minority Interests                                                                (451)               (37)
Income Tax Provision                                                            (9,033)            (4,276)
                                                                             ----------         ----------
     Net Income                                                              $   11,282         $    6,117
                                                                             ==========         ==========
Diluted Earnings Per Share                                                   $     0.32         $     0.21
                                                                             ==========         ==========
Diluted Weighted Average Shares Outstanding                                      35,652             29,243
                                                                             ==========         ==========
EBITDA (d)                                                                   $   37,272         $   27,060
                                                                             ==========         ==========

New Retail Units                                                                 36,776             27,883
Used Retail Units                                                                17,184             13,436
                                                                             ----------         ----------
     Total Retail Units                                                          53,960             41,319
                                                                             ==========         ==========

SAME STORE OPERATING DATA

New Vehicle Retail Sales                                                     $  834,823         $  685,804
Used Vehicle Retail Sales                                                       239,720            197,637
Finance and Insurance                                                            49,129             38,202
Service and Parts                                                               131,767            124,365
                                                                             ----------         ----------
      Total Same Store Retail Revenue                                        $1,255,439         $1,046,008
                                                                             ==========         ==========

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(a)  Includes fleet sales of $31.5 million and $24.8 million in 2001 and 2000, respectively.
(b) Includes wholesale sales of $87.9 million and $79.4 million in 2001 and 2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.7%, 57.6%, and 45.2%, respectively, compared with 9.1%, 10.4%,
     56.3% and 44.6% in the comparable prior year period.
(d) EBITDA is defined as income before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $9.0 million and $6.8 million in 2001 and 2000, respectively.



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                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
            (Amounts In Thousands, Except Vehicle and Per Share Data)

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

                                                                                      Year
                                                                             -----------------------------
                                                                                2001               2000
                                                                             ----------         ----------
New Vehicle Sales (a)                                                        $3,866,699         $2,971,468
Used Vehicle Sales (b)                                                        1,488,070          1,227,597
Finance and Insurance                                                           253,737            193,121
Service and Parts                                                               612,157            491,803
                                                                             ----------         ----------
     Total Revenues                                                           6,220,663          4,883,989
Cost of Sales                                                                 5,369,505          4,206,032
                                                                             ----------         ----------
     Gross Profit (c)                                                           851,158            677,957
Selling, General & Administrative Expenses                                      693,303            539,704
                                                                             ----------         ----------
     Operating Income                                                           157,855            138,253
Floor Plan Interest Expense                                                    (42,430)           (44,406)
Other Interest Expense                                                         (34,790)           (32,777)
                                                                             ----------         ----------
     Income Before Minority Interests, Income
           Tax Provision and Extraordinary Item                                  80,635             61,070
Minority Interests                                                                (815)              (512)
Income Tax Provision                                                           (35,075)           (26,558)
                                                                             ----------         ----------
      Income Before Extraordinary Item                                           44,745             34,000
Extraordinary Item (d)                                                               --            (3,969)
                                                                             ----------         ----------
     Net Income                                                              $   44,745         $   30,031
                                                                             ==========         ==========
Diluted Earnings Per Share Before Extraordinary Item                         $     1.31         $     1.16
                                                                             ==========         ==========
Diluted Earnings Per Share                                                   $     1.31         $     1.02
                                                                             ==========         ==========
Diluted Weighted Average Shares Outstanding                                      34,196             29,415
                                                                             ==========         ==========
EBITDA (e)                                                                   $  149,050         $  118,021
                                                                             ==========         ==========

New Retail Units                                                                141,056            112,676
Used Retail Units                                                                69,302             58,252
                                                                             ----------         ----------
     Total Retail Units                                                         210,358            170,928
                                                                             ==========         ==========

SAME STORE OPERATING DATA

New Vehicle Retail Sales                                                     $2,550,324         $2,312,449
Used Vehicle Retail Sales                                                       815,018            767,625
Finance and Insurance                                                           164,757            137,952
Service and Parts                                                               415,417            398,617
                                                                             ----------         ----------
     Total Same Store Retail Revenue                                         $3,945,516         $3,616,643
                                                                             ==========         ==========
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(a) Includes fleet sales of $160.0 million and $130.7 million in 2001 and  2000, respectively.
(b) Includes wholesale sales of $360.1 million and $315.6 million in 2001 and
    2000, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was
    8.3%, 10.6%, 58.5%, and 44.9%, respectively, compared with 8.8%, 10.7%,
    58.7% and 43.8% in the comparable prior year period.
(d) Results from the repurchase of $147.0 million of 11% subordinated notes at
    101% of face value, including the write-off of deferred financing costs.
(e) EBITDA is defined as income before minority interests, income tax provision, extraordinary item, other interest expense, depreciation and amortization.
    Depreciation and amortization amounted to $33.6 million and $24.2 million in
    2001 and 2000, respectively.

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                             UNITED AUTO GROUP, INC.
                Consolidated Condensed Balance Sheets (Unaudited)
                             (Amounts In Thousands)

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                                                               12/31/01             12/31/00              9/30/01
                                                              ----------           ----------           ----------
ASSETS
Cash and Cash Equivalents                                     $    5,416           $    7,413           $    4,658
Accounts Receivable, Net                                         258,266              190,792              223,550
Inventories                                                      641,400              737,942              661,206
Other Current Assets                                              16,434               15,469               20,052
                                                              ----------           ----------           ----------
     Total Current Assets                                        921,516              951,616              909,466
Property and Equipment, Net                                      185,452              107,085              169,553
Intangible Assets, Net                                           784,149              664,510              743,467
Other Assets                                                      55,459               39,484               34,601
                                                              ----------           ----------           ----------
     Total Assets                                             $1,946,576           $1,762,695           $1,857,087
                                                              ==========           ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor Plan Notes Payable                                      $  620,014             $689,687           $  637,067
Accounts Payable and Accrued Expenses                            162,062              127,419              146,865
Current Portion Long - Term Debt                                   4,202               41,456               32,051
                                                              ----------           ----------           ----------
     Total Current Liabilities                                   786,278              858,562              815,983
Long - Term Debt (a)                                             551,840              377,721              463,590
Other Liabilities                                                 92,775               64,742               83,549
                                                              ----------           ----------           ----------
     Total Liabilities                                         1,430,893            1,301,025            1,363,122
Stockholders' Equity (b)                                         515,683              461,670              493,965
                                                              ----------           ----------           ----------
     Total Liabilities and Stockholders' Equity               $1,946,576           $1,762,695           $1,857,087
                                                              ==========           ==========           ==========

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(a) Availability under the Company's credit facility amounts to $389.5 million as of December 31, 2001
(b) Includes a $7.2 million decrease at December 31, 2001 due to the impact of Statement of Financial Accounting Standards No. 133 - Accounting For Derivative Instruments and Hedging Activities